UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 15, 2009 (May 12, 2009)

EQT CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	1-3551	25-0464690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

225 North Shore Drive, Pittsburgh, Pennsylvania 15212

(Address of principal executive offices, including zip code)

(412) 553-5700

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On May 15, 2009, EQT Corporation (the “Company”) completed a public offering of $700,000,000 in aggregate principal amount of its 8.125% Senior Notes due 2019 (the “Senior Notes”).  The Senior Notes were offered by the Company pursuant to its Automatic Shelf Registration Statement on Form S-3ASR (File No. 333-148154) and the Prospectus included therein, filed with the Securities and Exchange Commission on December 19, 2007 and supplemented by the Prospectus Supplement dated May 12, 2009.  The Company intends to apply the net proceeds from the sale to repay all of the amount outstanding under the Company’s revolving credit facility and the excess will be used for other general corporate purposes.

The Company entered into an Underwriting Agreement, dated May 12, 2009 (the “Underwriting Agreement”), among the Company and Banc of America Securities LLC, Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC, as representatives of the underwriters named therein (together, the “Underwriters”), in connection with the issuance and sale by the Company of the Senior Notes.  Pursuant to the Underwriting Agreement, the Company agreed to sell the Senior Notes to the Underwriters, and the Underwriters agreed to purchase the Senior Notes for resale to the public.  The Underwriting Agreement includes customary representations, warranties and covenants by the Company.  It also provides for customary indemnification by each of the Company and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

Pursuant to an Indenture dated as of March 18, 2008 (the “Indenture”), between the Company and The Bank of New York Mellon, as trustee (the “Trustee”), a copy of which is filed as Exhibit 4.1 to the Company’s Form 10-Q filed on May 1, 2008, the Company and the Trustee entered into a Third Supplemental Indenture dated as of May 15, 2009 (the “Supplemental Indenture”).  The Supplemental Indenture provides for the issuance, and sets forth the terms of, the Senior Notes.  The Company sold the Senior Notes to the Underwriters at an issue price of 99.018% of the principal amount thereof, and the Underwriters offered the Senior Notes to the public at a price of 99.668% of the principal amount thereof.  Interest is payable on the Senior Notes on June 1 and December 1 of each year, commencing on December 1, 2009. The Supplemental Indenture and Indenture governing the Senior Notes contain covenants that limit the Company’s ability to, among other things, incur certain liens securing indebtedness, engage in certain sale and leaseback transactions, and enter into certain consolidations, mergers, conveyances, transfers or leases of all or substantially all the Company’s assets. The Company may issue additional debt from time to time pursuant to the Indenture.

The foregoing description of the Underwriting Agreement and the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of such documents, which are filed as Exhibits 1.1 and 4.1 hereto, respectively, and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

The following exhibits are filed herewith:

(d) Exhibits.

Exhibit No.	Description
1.1

Underwriting Agreement dated May 12, 2009 among EQT Corporation and Banc of America Securities LLC, Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC, as representatives of the underwriters named therein.

4.1	Third Supplemental Indenture dated as of May 15, 2009 between EQT Corporation and The Bank of New York Mellon, as Trustee, pursuant to which the 8.125% Senior Notes due 2019 were issued.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQT CORPORATION

Dated: May 15, 2009	By:	/s/ Philip P. Conti
		Name:	Philip P. Conti
		Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1

Underwriting Agreement dated May 12, 2009 among EQT Corporation and Banc of America Securities LLC, Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC, as representatives of the underwriters named therein.

4.1	Third Supplemental Indenture dated as of May 15, 2009 between EQT Corporation and The Bank of New York Mellon, as Trustee, pursuant to which the 8.125% Senior Notes due 2019 were issued.

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